Exhibit 10.22

FORM OF LOCK-UP AGREEMENT

July 7, 2026

Ladies and Gentlemen:

The undersigned signatory (the “Stockholder”) of this lock-up agreement (this “Agreement”) understands that: (i) CHEMOMAB THERAPEUTICS LTD., an Israeli company (“Chemomab”), SNOWDRIFT PARENT CORPORATION, a Delaware corporation and a wholly owned subsidiary of Chemomab (“Chemomab Parent”), SNOWDRIFT SUB CORP., a Delaware corporation and wholly owned subsidiary of Chemomab Parent (“Merger Sub”), ELDERWOOD LTD., an Israeli company and a wholly owned subsidiary of Chemomab Parent (“Domestication Merger Sub”), and SCIPHER MEDICINE CORPORATION, a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) which provides, among other things, for the Domestication pursuant to which Chemomab would become a wholly owned, direct subsidiary of Chemomab Parent and Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), and (ii) in connection with the Domestication and the Merger, stockholders of Chemomab and the Company will receive shares of Chemomab Parent Common Stock, in each case, upon the terms and subject to the conditions set forth in the Domestication Merger Agreement and the Merger Agreement. The Stockholder acknowledges that other stockholders, officers, directors and affiliates of each of Chemomab and the Company are entering into substantially similar lock-up agreements in connection with the transactions contemplated by the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a material inducement to the willingness of each of the Parties to enter into the Merger Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholder hereby agrees that, subject to the exceptions set forth herein, without the prior written consent of Chemomab Parent (acting at the direction of the board of directors of Chemomab Parent), the Stockholder will not, during the period commencing upon the Closing Date and ending on the date that is 150 days after the Closing Date (the “Restricted Period”):

(i)	offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Chemomab Parent Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent a right to receive, Chemomab Parent Common Stock (including without limitation, Chemomab Parent Common Stock or such other securities of Chemomab Parent which may be deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations of the SEC and securities of Chemomab Parent which may be issued upon exercise of a stock option or warrant), in each case, that are currently owned of record or beneficially (including holding as a custodian) by the Stockholder (collectively, the “Stockholder’s Shares”); provided, however, that “Stockholder’s Shares” shall not include any shares of Chemomab Parent Common Stock acquired (A) by the Stockholder in the Concurrent PIPE Investment, (B) in open market transactions following the Closing or (C) upon the exercise of options or the vesting of restricted stock units or other equity awards following the Closing, in each case, to satisfy the applicable exercise price and/or tax withholding obligations and pursuant to any equity incentive plan or award of the Company, provided that any shares received and not so surrendered or sold remain subject to the terms of this Agreement, or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

(ii)	enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stockholder’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Chemomab Parent Common Stock or such other securities, in cash or otherwise;

(iii)	make any demand for or exercise any right with respect to the registration of any shares of Chemomab Parent Common Stock or any security convertible into or exercisable or exchangeable for Chemomab Parent Common Stock; or

(iv)	publicly disclose the intention to do any of the foregoing.

The restrictions and obligations contemplated by this Agreement shall not apply to:

(a) transfers, distributions or surrenders of the Stockholder’s Shares:

(i)	if the Stockholder is a natural person, (A) to the Stockholder’s spouse, domestic partner or any person related to the Stockholder by blood or adoption who is a member of the immediate family of the Stockholder (a “Family Member”), (B) to a trust, family limited partnership, limited liability company or other estate planning vehicle formed for the benefit of the Stockholder or any of the Stockholder’s Family Members, (C) to the Stockholder’s estate, following the death of the Stockholder, by will, intestacy or other operation of law, (D) as a bona fide gift to a charitable organization, (E) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (F) to any partnership, corporation or limited liability company which is controlled by the Stockholder and/or by any such Family Member(s), or (G) to a custodian, nominee or agent for the account of the Stockholder or any Family Member;

(ii)	if the Stockholder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the Stockholder, including investment funds or other entities controlling, controlled by or under common control or management with the Stockholder, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners, members and stockholders) of the Stockholder (including upon the liquidation and dissolution of the Stockholder pursuant to a plan of liquidation approved by the Stockholder’s equity holders), (C) as a bona fide gift to a charitable organization or not-for-profit institution, (D) transfers or dispositions not involving a change in beneficial ownership, (E) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Stockholder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Stockholder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement, (F) pursuant to an order of a court or regulatory agency or (G) with the prior written consent of Chemomab Parent; or

(iii)	if the Stockholder is a trust, to any grantors or beneficiaries of the trust or to the estate of a beneficiary of such trust;

provided that, in the case of any transfer or distribution pursuant to clauses (a)(i)(A)-(G), such transfer is not for value (other than in the case of clause (a)(i)(E)) and each donee, heir, beneficiary or other transferee or distributee, as the case may be, shall agree in writing to be bound by the terms and conditions of this Agreement with respect to the shares of Chemomab Parent Common Stock or such other securities that have been so transferred or distributed and either the Stockholder or such transferee provides Chemomab Parent with a copy of such agreement promptly upon consummation of any such transfer;

(b) (i) the exercise of an option (including a net or cashless exercise of an option) to purchase shares of Chemomab Parent Common Stock, (ii) any related transfer of shares of the Chemomab Parent Common Stock to Chemomab Parent or any broker or third party for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options (or the disposition to Chemomab Parent of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement) and (iii) any transfer or sale of shares of Chemomab Parent’s Common Stock to Chemomab Parent, any broker, or into the market for the purpose of paying taxes (including estimated taxes) due in connection with the vesting of, or issuance of shares under, any restricted stock, restricted stock unit awards or other equity awards;

(c) the establishment of or amendment to a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Chemomab Parent Common Stock; provided that such plan does not provide for any transfers of Chemomab Parent Common Stock during the Restricted Period;

(d) transfers or distributions pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Chemomab Parent Common Stock involving a change of control of Chemomab Parent (including entering into any lock-up, voting or similar agreement pursuant to which the Stockholder may agree to transfer, sell, tender or otherwise dispose of shares of Chemomab Parent Common Stock (or any security convertible into or exercisable for Chemomab Parent Common Stock), or vote any shares of Chemomab Parent Common Stock in favor of any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth in this Agreement shall continue to apply to the Stockholder’s Shares should such tender offer, merger, consolidation or other transaction not be completed;

(e) any Stockholder’s Shares held by the Stockholder if the Stockholder: (i) is an officer or director of the Company or Chemomab immediately prior to the Closing, but will not continue to serve as an officer or director of Chemomab Parent following the Closing, and (ii) beneficially owns less than 2.5% of the outstanding voting power of Chemomab Parent immediately following the Closing (determined on a fully diluted basis); and

(f) to the Company from the Stockholder upon the death, disability, retirement or termination of employment or service (whether voluntary or involuntary), in each case, of the Stockholder, including, without limitation, pursuant to a right of first refusal or an option to repurchase that the Company has with respect to transfers of such Stockholder’s securities or other securities of the Company;

and provided, further, that, with respect to each of (a), (b), (c), (d), and (e) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, civil union, domestic partnership or adoption, not more remote than first cousin.

The Stockholder hereby represents and warrants that the Stockholder has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the Stockholder shall be binding upon the successors, assigns, heirs or personal representatives of the Stockholder. Any attempted transfer in violation of this Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement, and will not be recorded on the share register of Chemomab Parent. In furtherance of the foregoing, the Stockholder agrees that Chemomab Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement. Chemomab Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the Stockholder’s ownership of Chemomab Parent Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH, A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

This Agreement shall terminate automatically and the Stockholder shall automatically be released from all restrictions and obligations under this Agreement upon the earliest of (i) the expiration of the Restricted Period, (ii) if the Merger Agreement is terminated for any reason, upon the date of such termination, or (iii) the date on which Chemomab Parent publicly releases any other stockholder, officer, director or affiliate who entered into a lock-up agreement in connection with the transactions contemplated by the Merger Agreement from restrictions substantially similar to those contained herein, unless all parties who entered into a lock-up agreement are also released on a pro rata basis based on the number of shares subject to the lock-up agreements. The Stockholder understands that each of the Parties are proceeding with the Contemplated Transactions in reliance upon this Agreement.

Any and all remedies herein expressly conferred upon Chemomab, Chemomab Parent and the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by any Merger Party of any one remedy will not preclude the exercise of any other remedy. The Stockholder agrees that irreparable damage would occur to Chemomab, Chemomab Parent and the Company in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each of Chemomab, Chemomab Parent and the Company shall each be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any such party is entitled at law or in equity; provided, however, that the Stockholder shall not be liable for any consequential, special, indirect or punitive damages in connection with any breach of this Agreement.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this paragraph; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) irrevocably waives the right to trial by jury.

This Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of Chemomab, Chemomab Parent and the Company and the Stockholder in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among Chemomab, Chemomab Parent and the Company and the Stockholder, written or oral, to the extent they relate in any way to the subject matter hereof. The delivery of a fully executed Agreement by Chemomab, Chemomab Parent, the Company, and the Stockholder by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Agreement.

(Signature Pages Follow)

Very truly yours,

STOCKHOLDER

(Print Name of Stockholder)

(Signature)

(Name and Title of Signatory, if Signing on Behalf of an Entity)

[Signature Page to Lock-Up Agreement]

Accepted and Agreed by

CHEMOMAB THERAPEUTICS LTD.

By
Name:	Adi Mor
Title:	CEO

SNOWDRIFT PARENT CORPORATION

By
Name:	Adi Mor
Title:	CEO

SCIPHER MEDICINE CORPORATION

By
Name:	Reginald Seeto
Title:	President and Chief Executive Officer

[Signature Page to Lock-Up Agreement]